UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

Northsight Capital, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 North 87th Street, Suite 301 Scottsdale, Arizona	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 272-7290

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.  Entry into a Material Definitive Agreement.

See Item 5.01 of this Current Report.

Item 5.01.  Changes in Control of Registrant.

On April 30, 2010, Thomas J. Howells, Travis T. Jenson and Kelly Trimble (collectively, the “Buyers”) entered into a Stock Purchase Agreement (the “SPA”) with Steve Nickolas, the President, Director and holder of 750,000 shares, representing approximately 53.6% of the outstanding common stock of Northsight Capital, Inc., a Nevada corporation (the “Company”), by which the Buyers agreed to purchase 730,000 shares of Mr. Nickolas’ common stock of the Company for $170,000, or $0.2328767 per share.  At the closing, all of the Company’s outstanding liabilities were paid from the $170,000 proceeds, and $10,000 was held back for payment of accounting costs associated with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, and payment of the Company’s taxes.  The remainder of the purchase price was paid to Mr. Nickolas.

At the closing of the SPA, the Buyers  became the holders of an aggregate of 52% of the Company’s outstanding shares of common stock, with each Buyer holding approximately 243,333 shares, or approximately 17.4% of the outstanding common stock.  In addition, the Company issued 476,667 “unregistered” and “restricted” shares of its common stock to Mr. Trimble and 953,333 such shares to Jenson Services, Inc., in full satisfaction of the Company’s outstanding $10,000 aggregate liability to Mr. Trimble and Jenson Services.  Mr. Nickolas then appointed Travis Jenson and Wayne Bassham to fill vacancies on the Company’s Board of Directors.  See Item 5.02 of this Current Report.   In addition, Mr. Nickolas agreed to resign as a director and officer of the Company after the filing of (i) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010; (ii) this Current Report; and (ii) , and the Company’s tax returns for all tax years ending on or before the Closing Date of the SPA.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2010, Mr, Nickolas, acting as the Company’s sole dirctor, elected Mr. Travis Jenson and Mr. Wayne Bassham to fill the vacancies on the Board of Directors.  Mr. Jenson and Mr. Bassham will serve on the Board of Directors of the Company until the next annual meeting of the shareholders or until their successors have been elected and qualified.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description of Exhibit

10

Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northsight Capital, Inc.

By:	/s/ Steve Nickolas
Name: Steve Nickolas
Title: President

Dated: April 30, 2010